                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC 20549



                                  FORM 8-K




                               CURRENT REPORT

                   PURSUANT TO SECTION 13 or 15(d) OF THE
                     SECURITIES AND EXCHANGE ACT of 1934



        Date of Report (Date of Earliest Event Reported) July 3, 1997



                            INNKEEPERS USA TRUST
           (Exact name of registrant as specified in its charter)


          Maryland                    0-24568                  65-0503831
(State or other jurisdiction   (Commission File No.)        I.R.S. Employer
     of incorporation)                                   (Identification No.)


                           306 Royal Poinciana Way
                          Palm Beach, Florida 33480
                  (Address of principal executive offices)


                               (561) 835-1800
            (Registrant's telephone number, including area code)


                                     N/A
        (former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On July 3, 1997, Partnership subsidiaries ("the Acquiring Partnerships") of Innkeepers USA Limited Partnership, a Virginia limited partnership (collectively with its subsidiary partnerships, the "Partnership"), of which Innkeepers Financial Corporation, a wholly owned subsidiary of Innkeepers USA Trust (the "Registrant" or the "Company"), serves as sole general partner, consummated the acquisitions of nine (9) hotels from affiliates (the "Summerfield Contributing Partnerships") of Summerfield Hotel Corporation ("Summerfield"). The hotels consist of six Summerfield Suites(R) hotels, one Sunrise Suites(R) hotel and two Sierra Suites(SM) hotels containing an aggregate of 1,057 suites with a total of 1,355 bedrooms in California (3), New Jersey (2), Texas (2), Arizona (1), and Georgia (1) the ("Summerfield Acquisition Hotels"). The Partnership acquired the Summerfield Acquisition Hotels for contribution consideration aggregating approximately $118.6 million, which was paid (i) through the issuance of 1,937,947 common units of limited partnership interest ("Units") in the Partnership (the "Summerfield Units"), in exchange for substantially all of the equity interests of the Summerfield affiliates in the hotels (approximately $29.1 million), and (ii) approximately $89.5 million in cash. In addition, the Partnership may issue to the Summerfield Contributing Partnerships additional contribution consideration in the form of up to a maximum of approximately 133,333 additional Units if the Acquiring Partnerships' return on investment from such hotels exceed specified amounts for the twelve-month period ended June 30, 1998.

The Company funded the cash portion of the purchase price for the Summerfield Acquisition Hotels from the proceeds of a loan with a term of one year (excluding extension options) from an affiliate of Lehman Brothers (the "Acquisition Loan"). The Acquisition Loan bears an adjustable interest rate of 30-day LIBOR plus 175 basis points per annum and is secured by first mortgages on each of the Summerfield Acquisition Hotels.

Summerfield Suites hotels are upscale, all-suite, extended-stay hotels designed to appeal to business travelers who stay at a hotel for five or more consecutive room nights primarily as a result of relocations, consulting work, corporate training and project assignments. Sierra Suites hotels are mid-priced extended stay hotels designed to appeal to business travelers. Summerfield Suites hotels are designed to target corporate business travelers through the availability of meeting rooms and a level of finish in guest rooms and public areas which is similar to full service hotels. The prototype Summerfield Suites hotel features high quality construction and contains approximately 51 two-bedroom, two-bath suites and approximately 77 one-bedroom, one-bath suites. The Company believes that the design of the Summerfield Suites hotel addresses the needs of extended-stay guests by providing separate living and sleeping areas, full kitchens, enhanced work areas, a complimentary breakfast and an evening social hour. Each bedroom in a Summerfield Suites hotel has a separate bathroom and is equipped with separate phone lines and cable and on-request television, and, with respect to two-bedroom suites, billing is available for each bedroom separately. The first Summerfield Suites hotel opened in 1989. According to Summerfield, currently there are 26 Summerfield Suites hotels located in 12 states with an additional five hotels under construction and eight hotels in pre-construction planning. The first Sierra Suites hotel was opened in July 1996.

The Summerfield Acquisition Hotels are leased by the Partnership to an affiliate of Summerfield (the "Summerfield Lessee"), pursuant to percentage leases (the "Summerfield Leases") which provide for rent equal to the greater of (i) fixed base rent ("Base Rent"), or (ii) percentage rent based on room revenues of the hotel ("Percentage Rent"). An affiliate of Summerfield (the "Summerfield Manager") will enter into separate franchise agreements and management agreements (the "Summerfield Management Agreements") with the Summerfield Lessee with respect to the Summerfield Acquisition Hotels. The Summerfield Acquisition Hotels will continue to be operated as hotel properties. The Summerfield Lessee is a newly formed affiliate of Summerfield. Rolf E. Ruhfus, who was appointed to the Board of Trustees of the Company in connection with the acquisitions, is Chairman of Summerfield and a principal equity owner of the Summerfield Lessee (and the Summerfield Manager). The Summerfield Lessee has agreed with the Company not to engage in any business other than leasing hotels owned by the Company.





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


Certain Terms of Summerfield Percentage Leases

Term. The initial term of the Summerfield Leases is 15 years. The Summerfield Leases provide for up to two consecutive seven and one-half year renewal term options, which the Summerfield Lessee can exercise by providing notice to the Company at least two years before the end of the then-current term or renewal term. The terms of the Summerfield Leases during any renewal terms are expected to be substantially the same as the terms applicable during the initial term of the Summerfield Leases, other than the rent provisions. The rent provisions of each Summerfield Lease for a renewal term will be reset as the parties may agree at the time of the renewal or, if the parties cannot agree, by an independent third party.

Rent. The Summerfield Leasee has agreed that for the remainder of 1997 and for 1998, the Base Rent payable for the six Summerfield Suites and the Sunrise Suites hotel shall be an amount equal to the Percentage Rent that would be payable under the formulas set forth in the applicable Summerfield Leases if such respective hotels achieved the room revenues budgeted for such periods.
In 1999 and subsequent years, Base Rent for these hotels shall be reduced from the levels applicable in 1997 and 1998, but the Percentage Rent formula will remain the same (subject to certain adjustments based on increases in the CPI). In addition, during the remainder of 1997 and 1998, the Base Rent payable for five of the Summerfield Acquisition Hotels, excluding the Summerfield Suites - West Hollywood, California, the Sunrise Suites - Tinton Falls, New Jersey and the two Sierra Suites hotels, shall be the aggregate of the Base Rent amounts set forth in the Summerfield Leases for such five hotels for the period on a consolidated basis, to the effect that any rent paid in excess of Base Rent for any of these five hotels shall be credited to the aggregate Base Rent payable for any or all of the other hotels in the group. See "Information Concerning the Hotels" below.

FF&E Set-Asides. Under the Summerfield Leases, the Acquiring Partnerships' obligations to pay hotel-level expenses are limited to real estate and personal property taxes and to making available for the repair and replacement of furniture, fixtures and equipment and for other capital expenditures an amount equal to 4% of room revenues annually (the "Set- Aside"). The Summerfield Lessee generally is responsible for all other costs and expenses, including capital expenditures, in excess of the Set-Aside. The
Summerfield Lessee is obligated to maintain the Summerfield Acquisition Hotels in good order and repair and comply with the franchise licenses ("Franchise Licenses") applicable to such hotels (other than the Sunrise Suites, which is not subject to a franchise license). The Acquiring Partnerships are required to make the Set-Asides available to the Summerfield Lessee when and as deemed necessary by the Summerfield Lessee, but the Summerfield Lessee may spend Set-Aside amounts only on items appearing on a capital budget, which is required to be prepared each year and approved by the Acquiring Partnerships. The Summerfield Lessee is required to make capital expenditures in excess of the Set-Aside to the extent required to maintain the Franchise Licenses and as required by law.

Assignment and Subleasing. The Summerfield Lessee and the Summerfield Manager have each agreed that they will not merge or transfer all of their assets (a "Transfer") without the Partnership's prior written consent, which consent will not be withheld if the transfer includes all of the Summerfield Leases, Summerfield Management Agreements, or Franchise Licenses, as the case may be, and the transferee (i) is an established hotel management company having a good reputation in the industry, (ii) is operating or franchising at least 50 hotels with not less than 7,500 rooms, (iii) in the case of the Summerfield Lessee or Summerfield Manager, hires substantially all of the hotel-level personnel, regional managers and corporate sales staff of the Summerfield Lessee or the Summerfield Manager, as the case may be, and (iv) has a net worth of not less than $25 million.

Events of Default. The failure of the Summerfield Lessee to pay any of the Base Rent, Percentage Rent or any additional charges when due under any Summerfield Lease will constitute an event of default under each other Summerfield Lease. In addition, a default by the Summerfield Lessee under the lease master agreement between the Acquiring Partnerships, the Partnership and the Summerfield Lessee (as described below, the "Lease Master Agreement") will constitute an event of default under each Summerfield Lease. Each Summerfield Lease also contains non-monetary default provisions, which if invoked under any Percentage Lease will not constitute an event of default under any other Summerfield Leases.





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

Termination of Percentage Leases. Subject to cure rights by the Summerfield Lessee, the Acquisition Partnerships may be entitled to terminate the Summerfield Lease for a Summerfield Acquisition Hotel if the Summerfield Lessee fails to achieve certain operating results (revenues, gross operating percentage or RevPAR) in a year as compared to the budget for the then-current year (and, in some cases, one or more past years) or operating results for the past year. If the Acquisition Partnerships terminate a Summerfield Lease for failure to achieve such operating results, the Summerfield Lessee will be not be liable for any rent or other damages after the date of such termination. An Acquisition Partnership also may terminate a Summerfield Lease upon the Acquisition Partnership's sale of the relevant Summerfield Acquisition Hotel if the Acquisition Partnership either (i) offers to lease to the Summerfield Lessee, and the Summerfield Lessee agrees to lease, one or more substitute hotels pursuant to a lease which provides the Summerfield Lessee with a leasehold interest having a fair-market value at least equal to the fair market value of the remaining term of the Summerfield Lease being terminated or (ii) pays the Summerfield Lessee a termination fee based on the net present value of the Summerfield Lessee's leasehold interest in the Summerfield Lease being terminated.

Right of First Offer for Summerfield Lessee. Before selling any Summerfield Acquisition Hotel leased to the Summerfield Lessee, the Acquisition Partnership must first notify the Summerfield Lessee, and, if desired by the Summerfield Lessee, for a period of 40 days attempt to negotiate the terms of a sale of the hotel to the Summerfield Lessee prior to offering the Summerfield Acqusition Hotel for sale to any other party. Notwithstanding the foregoing, the Summerfield Lessee has no rights of first offer if the contemplated sale includes 10 or more hotels leased by the Summerfield Lessee or if the Summerfield Lessee is in default under the Summerfield Leases.

Summerfield Franchise Licenses. The Summerfield Manager is the franchisor of Summerfield Suites and Sierra Suites brands (The "Summerfield Control Brands"). The Summerfield Lessee is the licensee under the Franchise Licenses on the Acquisition Hotels (other than the Sunrise Suites hotel in Tinton Falls, New Jersey, which is not part of a chain or subject to a Summerfield Franchise License). Upon the occurrence of certain events of default by the Summerfield Lessee under a Franchise License, the Summerfield Manager has agreed to transfer the Franchise License for the hotel to a designee of the Partnership reasonably acceptable to the Summerfield Manager, without fee or cost.

Summerfield Management Agreements. The Summerfield Leases provide that any management agreement entered into by the Summerfield Lessee with respect to the management of a Summerfield Acquisition Hotel (i) is subject to the reasonable approval of the Partnership and (ii) must provide that (a) any fees payable thereunder are subordinated to rent payments under the Summerfield Leases and
(b) the management agreement terminates upon any termination of the related Summerfield Lease, without fee or cost to the Partnership. The Summerfield Management Agreements contain such provisions.

Redemption and Registration Rights

After the expiration of the "lock-up" periods described herein, the holders of each Summerfield Unit may elect to cause the Partnership to redeem each Summerfield Unit. In such event, the Partnership (or the Registrant) may elect to redeem such Summerfield Unit for one Common Share or, at the election of the Registrant, cash in an amount equal to the value of one Common Share, based on then-recent trading prices for the Common Shares. 75% of the Summerfield Units held directly or indirectly by Rolf E. Ruhfus and B. Anthony Isaac, President of Summerfield and a principal equity owner of the Summerfield Lessee (and Summerfield Manager), or their affiliates generally may not be redeemed before June 20, 1999. The other Summerfield Units generally may not be redeemed before June 20, 1998. The Registrant has agreed to file on or before June 20, 1998 one or more shelf registration statements covering the Common Shares issuable upon redemption of the Summerfield Units (the "Summerfield Redemption Shares") which become redeemable on June 20, 1998, and to file on or before June 20, 1999 one or more shelf registration statements covering the Summerfield Redemption Shares which become redeemable on June 20, 1999. The Company has also granted the holders of the Summerfield Units the right, beginning June 20, 1998, to cause the Company to effect two registration statements with respect to underwritten offerings of the Summerfield Redemption Shares, subject to certain customary limitations (primarily blackout periods when the Company is seeking to undertake a public





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

offering of its securities). In addition, the holders of the Summerfield Units will have the right, beginning June 20, 1998, to include the Summerfield redemption Shares in certain registration statements filed by the Company with respect to underwritten public offerings of Common Shares, subject to customary approvals and rights of the Company's underwriters.

Agreement on Franchise Matters

The Partnership has entered into an agreement with the Summerfield Manager, the owner of the Summerfield Controlled Brands providing, among other things, that
(i) the Summerfield Lessee and the Summerfield Manager cannot amend, modify or terminate the Summerfield Management Agreements without the consent of the Partnership; (ii) if and for so long as the Partnership or its affiliates owns at least 10% of the hotels operating under the Summerfield Controlled Brands, the Partnership will be entitled to have one designee as a member of the Summerfield marketing association board and franchisee association boards;
(iii) if the Partnership or its affiliates own at least 75% of the hotels operating under the Summerfield Controlled Brands, the Summerfield Manager will not make any material changes to the Summerfield Controlled Brands without the Partnership's consent; (iv) the Summerfield Manager will enforce requirements on the Summerfield Lessee to complete certain agreed upon regularly scheduled improvements to the Summerfield Acquisition Hotels; (v) the Summerfield Manager will not develop, own, lease, operate, manage, franchise or have any interest in any Summerfield Suites hotel or Sierra Suites hotel within a five mile radius of any Summerfield Suites hotel or Sierra Suites hotel, respectively, owned by the Partnership or its affiliates; (vi) during the term of the Franchise Licenses, the Partnership shall have a right of first offer to acquire from the Summerfield Manager any hotel acquired or developed by the Summerfield Manager or its affiliates within a five mile radius of any Summerfield Suites or Sierra Suites hotel owned by the Partnership or its affiliates; and (vii) the Partnership shall have the right, but not the obligation, to cure defaults by the Summerfield Lessee under any Franchise Licenses.

The Lease Master Agreement

The Lease Master Agreement provides, among other things, that during the terms of the Summerfield Leases (i) the Summerfield Lessee shall maintain a minimum net worth of at least approximately $2.5 million in 1997 and, for any year thereafter, 17.5% of the aggregate annual rent budgeted to be paid under the Summerfield Leases by the Summerfield Lessee for such year (but not to exceed $5 million); (ii) the Summerfield Lessee shall maintain a ratio of debt to net worth of less than 50%; (iii) the Summerfield Lessee shall pledge 84,667 Units as collateral for the Summerfield Lessee's performance under the Summerfield Leases (subject to release after expiration of a three year period if the Summerfield Lessee has not defaulted in the payment of rent under the Summerfield Percentage Leases); (iv) the Summerfield Lessee will not develop, build, own, lease, operate, manage, franchise or have any interest in a Summerfield Suites hotel or Sierra Suites hotel that is located within a five mile radius of any Summerfield Suites hotel or Sierra Suites hotel, respectively, owned by the Partnership; (v) for so long as (A) there are 25 or fewer Sierra Suites hotels open and operating or (B) an Acquisition Partnership has not received an annual return of 12% on its investment in its Sierra Suites hotels, if the Summerfield Manager sells the Sierra Suites brand to a third party and such party proposes to change the trade name "Sierra Suites" or if a Transfer (defined in "Certain Terms of Summerfield Percentage Leases - Assignment and Subleasing" above) occurs, the Partnership may terminate the Summerfield Leases for the Sierra Suites hotels then-owned by the Acquisition Partnerships without fee or penalty; (vi) if the Partnership elects to terminate the Summerfield Leases as described in (v) above, the Summerfield Lessee will have the right to purchase all but not less than all the Sierra Suites hotels from the Company for a price per hotel equal to the greater of
(A) an amount equal to the budgeted operating income for the hotel (before rent payments under the Summerfield Leases and after an assumed 3% management fee) for the twelve month period following the purchase and sale, divided by 0.12, or (B) the Acquisition Partnerships' cumulative investment in the hotel, plus a 12% annual return on such investment; and (vii) the Summerfield Lessee will not engage in any business other than leasing hotels owned by the Partnership.





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



Rights With respect to Future Hotel Development by Summerfield

The Company and Summerfield entered into an agreement in principle pursuant to which the Company has a right of first refusal to acquire or own any all-suite hotel development project (a "Development Hotel") undertaken by Summerfield through June 2002, other than certain hotels currently in development and an additional two development projects per year selected by Summerfield, with
respect to which the Company has no rights.   The right of first refusal will
terminate earlier upon the occurrence of certain events, including the Company's failure to accept 10 consecutive development projects offered by Summerfield or the sale of all or substantially all of the Summerfield Lessee's assets or ownership interests. The Company's cost for a Development Hotel shall be no greater than Summerfield's development budget for the Development Hotel plus a specified development fee. The Company will lease any Development Hotel that it acquires to the Summerfield Lessee, pursuant to a percentage lease substantially similar to the Summerfield Leases and providing for an additional payment to the Summerfield Lessee equal to a specified percentage of any increase in value of the Development Hotel over the Company's cost, measured at the second (for Sierra Suites hotels) or third (for Summerfield
Suites hotels) anniversary of the opening of the Development Hotel.   If a
Development Hotel is acquired from Summerfield upon completion of construction, the Company shall close on the acquisition generally upon issuance of a certificate of occupancy and the satisfaction of customary closing conditions. If the Company commits to a Development Hotel project, the Company expects to provide credit enhancement or a refinancing or repayment commitment to Summerfield's construction lender, or to provide construction funding directly. Until definitive agreements are executed, the Company has no obligation with respect to any Development Hotel, and there are no assurances that the Company will acquire or own any Development Hotel.

Summerfield Suites - West Hollywood, California

This property formerly was an apartment/hotel. In obtaining land use approvals for the hotel, the former owners agreed, among other things, that nine apartment residents in the hotel would be permitted to continue residing in the building under their existing, rent-controlled apartment leases. The owners also agreed to conduct business in a manner consistent with the surrounding property uses (primarily residential); specifically, among other things, refuse pick-up and deliveries are prohibited during certain night-time hours, free on-site parking must be provided to hotel employees, functions must be limited to 25 people and at night must be held indoors, limits are placed on the manner and timing of
(a) unloading guests in front of the hotel, (b) service of food and alcohol and
(c) use of outdoor patio and roof-top deck, and reasonable measures must be taken to assure that noise and odors from the kitchen do not disturb neighbors. The municipality also imposed a fee for occupancy taxes that were then-past due
and for the loss of apartment rental units at the building.   The approximately
$60,000 annual fee is payable through 2009. Under the Summerfield Lease applicable to the hotel, the Summerfield Lessee is responsible for making the payment to the municipality. If the fee is not paid, the municipality may have the right to revert the building from its currently authorized use mix, which includes nine apartment units and the balance permitted for hotel use, to a 50/71 apartment/hotel mix, with the reverted apartment units possibly subject to any then-applicable rent control provisions. Any such reversion would have a material adverse affect on the revenues at the hotel, the lease payment payable by the Summerfield Lessee and, therefore, the Registrant's cash available for distributions.





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

The following contains certain information concerning each of the Summerfield Acquisition Hotels:



                      INFORMATION CONCERNING THE HOTELS

                                                                             PERCENTAGE RENT CALCULATION (1)
                                                                             -------------------------------
                                          GUEST    YEAR         BASE         BREAK            FIRST   SECOND
HOTEL/LOCATION                            ROOMS   OPENED      RENT (2)       POINT (3)         TIER     TIER
--------------                            -----   ------      --------       ---------        -----   ------
Upscale Extended-Stay
Summerfield Suites
    Belmont, CA (4)(5)                     132(12) 1995      $ 2,546,000     $2,121,000       30.00%  68.00%

Summerfield Suites
     El Segundo, CA (4)(6)                 122(12) 1995        1,725,000      2,229,000       30.00%  68.00%

Summerfield Suites
    West Hollywood, CA (7)                 109     1993        1,811,000      2,382,000       30.00%  68.00%

Summerfield Suites
    Mount Laurel, NJ (4)(8)                116(12) 1996        1,540,000      2,518,000       30.00%  68.00%

Summerfield Suites
    Addison, TX (4)(9)                     132(12) 1996        1,848,000      2,512,000       30.00%  68.00%

Summerfield Suites
    Irving (Las Colinas), TX (4)(10)       148(12) 1996        2,422,000      2,514,000       30.00%  68.00%

Sunrise Suites
   Eatontown (Tinton Falls),
   NJ(11)                                   96     1993          738,000      2,333,000       30.00%  68.00%

Mid-Priced Extended-Stay
Sierra Suites
    Phoenix (Camelback), AZ                113     1997          576,080        897,000       30.00%  70.00%

Sierra Suites
    Atlanta (Cumberland), GA                89     1996          401,760        759,000       30.00%  70.00%
                                         -----               -----------
                                         1,057                13,607,840
                                         =====               ===========


 (1) Percentage Rent is an amount equal to the first tier percentage of all room revenues up to the Break Point plus an amount equal to the second tier percentage of all room revenues in excess of the Break Point.
 (2) Represents annualized Base Rent for the remainder of 1997. Increased by the last year's CPI increase each year beginning in 2000, except that Base Rent for the two Sierra Suites hotels shall be increased by the last year's CPI increase each year beginning in 1998.
 (3)     Increased by the last year's CPI increase each year beginning in 1998.
 (4) The Rent payable for these five hotels shall be aggregated, as described hereafter. If the Rent payable at any, but less than all, of such hotels exceeds the aggregate amount of Base Rent payable for such hotels, such excess shall be credited to the aggregate amount of Base Rent payable for any or all of the other hotels in the group.
 (5) Base Rent for this Hotel is $2,706,000 for 1998 and $1,734,400 for 1999 and thereafter, subject to annual CPI adjustment as noted in (2) above.
 (6) Base Rent for this Hotel is $1,894,000 for 1998 and $1,203,360 for 1999 and thereafter, subject to annual CPI adjustment as noted in (2) above.
 (7) Base Rent for this Hotel is $1,933,000 for 1998 and $1,228,640 for 1999 and thereafter, subject to annual CPI adjustment as noted in (2) above.
 (8) Base Rent for this Hotel is $1,649,000 for 1998 and $1,043,840 for 1999 and thereafter, subject to annual CPI adjustment as noted in (2) above.
 (9) Base Rent for this Hotel is $1,974,000 for 1998 and $1,205,840 for 1999 and thereafter, subject to annual CPI adjustment as noted in (2) above.
(10) Base Rent for this Hotel is $2,579,000 for 1998 and $1,609,360 for 1999 and thereafter, subject to annual CPI adjustment as noted in (2) above.
(11) Base Rent for this Hotel is $800,000 for 1998 and $482,880 for 1999 and thereafter, subject to annual CPI adjustments as noted in (2) above.
(12) The guest room amount shown represents the total number of one-bedroom and two-bedroom suites at the hotel. These hotels contain a total of 298 two-bedroom suites.





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

ITEM 5.  OTHER EVENTS

On July 11, 1997, the Registrant filed with the Commission under Rule 424(b) under the Securities Act of 1933, as amended, a preliminary prospectus supplement dated July 11, 1997 relating to a public offering of its Common Shares. The preliminary prospectus supplement contains certain additional information about the Summerfield Acquisition Hotels.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
         INFORMATION AND EXHIBITS

(a)      Financial Statements of the Businesses Acquired

         Audited financial statements for the Summerfield Acquisition Hotels, as described in the Index to Financial Statements, are included herein.

(b)      Pro Forma Financial Information

         Unaudited pro forma information, as described in the Index to Financial Statements, is included herein for the Registrant, the JF Lessee and the Summerfield Lessee.

(c)      Exhibits

         10.1    Form of Contribution Agreement between an Acquisition Partnership and a Summerfield Contributing
                 Partnership.

         10.2    Form of Percentage Lease for Summerfield Acquisition Hotels.

         10.3    Agreement on Franchise Related Matters between the Acquisition Partnerships, the Partnership and the
                 Summerfield Manager, dated as of June 20, 1997.

         10.4    Lease Master Agreement between the Acquisition Partnerships, the Partnership and the Summerfield
                 Lessee, dated as of June 20, 1997.

         10.5    Voting Agreement among Jeffrey H. Fisher, the Company, the Partnership, the Summerfield Contributing
                 Partnerships, and the beneficial holders of the Summerfield Units, dated as of June 20, 1997.

         10.6    Redemption and Registration Rights Agreement between the Registrant, the Partnership, the Summerfield
                 Contributing Partnerships and the beneficial holders of the Summerfield Units, dated as of June 20,
                 1997.

         23.1    Consent of Coopers & Lybrand L.L.P.



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
                         INDEX TO FINANCIAL STATEMENTS

                              INNKEEPERS USA TRUST

                                   PRO FORMA

Pro Forma Consolidated Statements of Income for the year ended December 31,
 1996 (unaudited) and the three months ended March 31, 1997 (unaudited)

Notes to Pro Forma Consolidated Statements of Income

Pro Forma Consolidated Balance Sheet as of March 31, 1997 (unaudited)

Notes to Pro Forma Consolidated Balance Sheet

                                    JF HOTEL


                                   PRO FORMA

Pro Forma Combined Statements of Income for the year ended December 31, 1996
 (unaudited) and for the three months ended March 31, 1997 (unaudited)

Notes to Pro Forma Combined Statements of Income

                               SUMMERFIELD LESSEE

                                   PRO FORMA

Pro Forma Statements of Income for the fiscal year ended January 3, 1997
 (unaudited) and for the three 4-week periods ended March 28, 1997 (unaudited)

Notes to Pro Forma Statements of Income

                         SUMMERFIELD ACQUISITION HOTELS

                                   HISTORICAL

Report of Independent Accountants

Combined Balance Sheets as of January 3, 1997 and March 28, 1997 (unaudited)

Combined Statements of Operations for the fiscal year ended January 3, 1997 and for the three 4-week periods ended March 22, 1996 and March 28, 1997 (unaudited)

Combined Statements of Changes in Partners' equity for the fiscal year ended
 January 3, 1997 and for the three 4-week periods ended March 22, 1996 and March 28, 1997 (unaudited)

Combined Statements of Cash Flows for the fiscal year ended January 3, 1997 and for the three 4-week periods ended March 22, 1996 and March 28, 1997 (unaudited)

Notes to Combined Financial Statements

                              INNKEEPERS USA TRUST
                  PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
           for the year ended December 31, 1996, and the three months ended March 31, 1997
            (Unaudited, amounts in thousands except per share data)

The following unaudited pro forma consolidated statements of income of Innkeepers USA Trust (the "Company") are presented as if the purchase of each Hotel acquired in 1996 and 1997 and the consummation of the offering of 11,500,000 common shares in October 1996 (the "1996 Offering") and the contemplated offering of 8,500,000 common shares under the Company's shelf registration statement (the "Offering") and the application of the net proceeds of the 1996 Offering and the Offering had occurred at the beginning of the periods presented and all of the Hotels had been leased to the Lessee pursuant to the Percentage Leases throughout the periods presented. Such pro forma information is based in part upon the historical consolidated statements of income of the Company, and the pro forma and historical statements of income of the JF Lessee and the Summerfield Lessee and should be read in conjunction with the financial statements contained herein, included in the Company's Annual Report on Form 10-K, or the Company's quarterly report on Form 10-Q. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

The following unaudited pro forma consolidated statements of income for the periods presented are not necessarily indicative of what actual results of operations of the Company would have been assuming such transactions had been completed as of the beginning of the periods presented, nor does it purport to represent the results of operations for future periods.


                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                         PRE-1997 ACQUISITIONS (A)
                                   --------------------------------                        SIERRA
                                                 PRO FORMA     PRO        OTHER 1997       SUITES    SUMMERFIELD
                                   HISTORICAL   ADJUSTMENTS   FORMA    ACQUISITIONS (A)  HOTELS (A)  HOTELS (A)    TOTAL
                                   ----------   -----------   -----    ----------------  ----------  -----------  --------
Operating Data:
  Percentage lease revenue (B)        $ 27,466     $ 16,505  $ 43,971           $ 7,096       $ 978     $ 12,630  $ 64,675
  Other revenue                            911            5       916                                                  916
                                      --------     --------  --------           -------       -----     --------  --------
          Total revenue                 28,377       16,510    44,887             7,096         978       12,630    65,591
                                      --------     --------  --------           -------       -----     --------  --------
  Depreciation (C)                       7,421        4,315    11,736             2,368         529        4,643    19,276
  Amortization of franchise
    costs (C)                               89           31       120                13                                133
  Ground rent (D)                          376           48       424                                                  424
  Interest expense (E)                   5,839        2,026     7,865                                                7,865
  Amortization of loan
    origination fees (F)                   867          110       977                            23          220     1,220
  Taxes and insurance (G)                2,803        1,424     4,227             1,171         246        1,268     6,912
  General and administrative (H)         1,186          314     1,500                            50          250     1,800
  Amortization of unearned
    trustees' compensation                  47                     47                                                   47
                                      --------     --------  --------           -------       -----     --------  --------
          Total expenses                18,628        8,268    26,896             3,552         848        6,381    37,677
                                      --------     --------  --------           -------       -----     --------  --------
Income before minority interest          9,749     $  8,242    17,991             3,544         130        6,249    27,914
                                                   ========
Minority interest, common (I)             (531)                  (703)              (46)        (11)        (519)   (1,946)
Minority interest, preferred (I)          (729)                (4,470)                                              (4,470)
                                      --------               --------           -------       -----     --------  --------
Net income                            $  8,489               $ 12,818           $ 3,498       $ 119     $  5,730  $ 21,498
                                      ========               ========           =======       =====     ========  ========
Net income per common
  share (J)                           $   0.65                                                                    $   0.69
                                      ========                                                                    ========
Weighted average number of
  common shares and common
  share equivalents outstanding         13,829                                                                      34,121
                                      ========                                                                    ========

See Notes to pro forma consolidated statements of income.

                      THREE MONTHS ENDED MARCH 31, 1997


                                    PRE-1997 ACQUISITIONS (A)
                                   ----------------------------------                      SIERRA
                                                 PRO FORMA     PRO        OTHER 1997       SUITES    SUMMERFIELD
                                   HISTORICAL   ADJUSTMENTS   FORMA    ACQUISITIONS (A)  HOTELS (A)  HOTELS (A)    TOTAL
                                   ----------   -----------   -------  ----------------  ----------  -----------   -----
Operating Data:
  Percentage lease revenue (B)        $ 12,380      $ (833)  $ 11,547           $ 1,581       $ 244      $ 3,158  $ 16,530
  Other revenue                            345                    345                                                  345
                                      --------     --------  --------           -------       -----     --------  --------

          Total revenue                 12,725        (833)    11,892             1,581         244        3,158    16,875
                                      --------     --------  --------           -------       -----     --------  --------
  Depreciation (C)                       3,217                  3,217               592         132        1,161     5,102
  Amortization of franchise
    costs (C)                               17                     17                 3                                 20
  Ground rent (D)                           88                     88                                                   88
  Interest expense (E)                   1,997         (31)     1,966                                                1,966
  Amortization of loan
    origination fees (F)                   256                    256                            12          110       378
  Taxes and insurance (G)                1,129        (120)     1,009               299          62          317     1,687
  General and administrative (H)           430                    430                            13           63       506
  Amortization of unearned
    trustees' compensation                  10                     10                                                   10
                                      --------     --------  --------           -------       -----     --------  --------
          Total expenses                 7,144        (151)     6,993               894         219        1,651     9,757
                                      --------     --------  --------           -------       -----     --------  --------
Income before minority interest          5,581      $ (682)     4,899               687          25        1,507     7,118
                                                   ========
Minority interest, common (I)             (234)                  (197)               (9)         (2)        (125)     (498)
Minority interest, preferred (I)        (1,117)                (1,117)                                              (1,117)
                                      --------               --------           -------       -----     --------  --------
Net income                            $  4,230               $  3,585           $   678       $  23     $  1,382  $  5,503
                                      ========               ========           =======       =====     ========  ========
Net income per common
  share (J)                           $   0.19                                                                    $   0.18
                                      ========                                                                    ========
Weighted average number of
  common shares and common
  share equivalents outstanding         23,584                                                                      34,141
                                      ========                                                                    ========

See notes to pro forma consolidated statements of income.

                              INNKEEPERS USA TRUST
              NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME

(A) Represents the results of operations for the Hotels on a pro forma basis as if the Hotels were owned by the Company at the beginning of the periods presented and leased to the Lessees under the Percentage Leases throughout the periods presented.

The Pre-1997 Acquisitions information relates to the 32 Hotels owned by the Company at December 31, 1996. The Other 1997 Acquisitions information relates to the three Residence Inn hotels acquired in the first quarter of 1997 and the three Hampton Inn hotels acquired on June 26, 1997. The Pre-1997 Acquistion hotels and the Other 1997 Acquisition hotels are collectively referred to as the "Current Hotels." The Sierra Suites Hotels information relates to the two Sierra Suites hotels acquired as of June 20, 1997. The Summerfield Suites Hotels information relates to the six Summerfield Suites hotels and the Sunrise Suites hotel acquired as of June 20, 1997.

(B) Represents Rent due from the Lessees to the Company calculated by applying the Rent provisions of the Percentage Leases to the historical room revenue of the Hotels as if the beginning of the period presented was the beginning of the lease year. The pro forma lease payments for the Summerfield Acquisition Hotels and certain other Hotels, which had no substantive operations for the periods presented, represent Base Rent as set forth in the applicable Percentage Leases.

(C) Represents depreciation on the Hotel properties and renovations thereto and amortization of capitalized franchise fees. Depreciation is computed based upon estimated useful lives of 40 years for buildings and improvements and 5 years for furniture, fixtures and equipment. These estimated useful lives are based on management's knowledge of the Hotels and the hotel industry in general. Amortization of franchise fees is computed using the straight line method over the lives of the franchise agreements.

(D) The pro forma adjustment represents ground rent at the Comfort Inn - Woburn, Massachusetts hotel.

(E) Represents interest expense on long-term debt as follows:


                                                INTEREST EXPENSE
                                             -----------------------
                       PRO FORMA                YEAR      THREE MONTHS
                      OUTSTANDING  INTEREST  DECEMBER 31,  MARCH 31,
                        BALANCE      RATE        1996        1997
                      -----------  --------  ------------ ------------
Pre-1997 Acquisitions:
 Mortgage Note          $   3,558    5.00%        $   178     $    44
 Mortgage Note             14,936   10.35           1,546         386
 Mortgage Note             10,000    5.60             560         140
 Line of Credit            43,472    7.20           3,130         783
 First Term Loan           30,000    8.17           2,451         613
                        ---------                 -------     -------
                        $ 101,966                 $ 7,865     $ 1,966
                        =========                 =======     =======


All of the Company's indebtedness bears a fixed rate of interest except the Line of Credit. A change of 1/8% on the Line of Credit would increase interest expense by $54,000 for the year ended December 31, 1996.

(F) Represents amortization of loan origination fees over the life of the related indebtedness and assumes that such fees were paid at the beginning of the periods presented.

(G) Represents real estate and personal property taxes and property insurance to be paid by the Company. Such amounts were derived from historical amounts paid with respect to the Hotels. Property insurance for the Summerfield Acquisition Hotels is paid by the Summerfield Lessee.

(H) Represents estimated expense for salaries, legal, audit and other expenses. These expenses are to be paid by the Company.

(I) Calculated as 8.3% of income before minority interest less preferred minority interest, which represents the pro forma Partnership Common Units outstanding (3,174,134) after the Offering and the acquisition of the Summerfield Acquisition Hotels divided by the total Common Shares and Partnership Units outstanding (38,060,280) after the Offering and the acquisition of the Summerfield Acquisition Hotels. Pro forma preferred minority interest represents the annual distributions of $1.10 per Preferred Unit outstanding (4,063,329 outstanding). For the historical periods, represents the actual dividends on the Preferred United from the date of issuance.

(J) Net income per Common Share is computed by dividing income before minority interest less the distributions on the Preferred Units by the weighted average number of Common Shares and Common Share equivalents outstanding for the periods presented.

                              INNKEEPERS USA TRUST
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                 March 31, 1997

The following unaudited pro forma consolidated balance sheet is presented as if the purchase of the three Hampton Inn hotels acquired on June 26, 1997 and the Summerfield Acquisition Hotels acquired as of June 20, 1997 and the closing of the Offering and the application of the net proceeds of the Offering had occurred on March 31, 1997. Such pro forma information is based in part upon the historical consolidated balance sheets of the Company. Such information should be read in conjunction with the financial statements contained herein, in the Company's Annual Report on Form 10-K or in the Company's quarterly report on Form 10-Q. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

The following unaudited pro forma consolidated balance sheet is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of March 31, 1997, nor does it purport to represent the future financial position of the Company.

                                                                     PRO FORMA
                                                    HISTORICAL      ADJUSTMENTS       PRO FORMA
                                                    ----------    --------------      ---------
                      ASSETS                              (UNAUDITED, AMOUNTS IN THOUSANDS)
Investment in hotel properties, at cost               $ 366,140    $ 140,177 (A)      $ 506,317
Accumulated depreciation                                (20,777)                        (20,777)
                                                      ---------    ---------          ---------
Net investment in hotel properties                      345,363      140,177            485,540

Cash and cash equivalents                                14,353                          14,353
Due from Lessee                                           6,768                           6,768
Deferred expenses, net                                    3,952          494 (B)          4,446
Other assets                                                289                             289
                                                      ---------    ---------          ---------
         Total assets                                 $ 370,725    $ 140,671          $ 511,396
                                                      =========    =========          =========
              LIABILITIES AND SHAREHOLDERS' EQUITY

Long-term debt                                        $ 105,834    $ (3,868) (C)      $ 101,966
Accounts payable and other accrued expenses               1,016                           1,016
Distributions payable                                     7,007                           7,007
Minority interest in Partnership                         49,247       27,020 (D)         76,267
                                                      ---------    ---------          ---------
         Total liabilities                              163,104       23,152            186,256
                                                      ---------    ---------          ---------
Shareholders' Equity:
  Preferred shares
  Common shares                                             223           85 (E)            308
  Additional paid-in capital                            215,049      117,434 (F)        332,483
  Unearned trustees' compensation                          (128)                           (128)
  Distributions in excess of net earnings                (7,523)                         (7,523)
                                                      ---------    ---------          ---------
  Total shareholders' equity                            207,621      117,519            325,140
                                                      ---------    ---------          ---------

        Total liabilities and shareholders' equity    $ 370,725    $ 140,671          $ 511,396
                                                      =========    =========          =========


See Notes to pro forma consolidated balance sheet.

                              INNKEEPERS USA TRUST
                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET

(A) Represents the purchase prices ($137,677,000) of the three Hampton Inn hotels and the Summerfield Acquisition Hotels, closing costs ($1,000,000) and renovations at certain hotels ($1,500,000). The total cost of these hotels ($140,677,000) is estimated to be allocated as follows: Land - $15,419,000; Buildings - $107,936,000; and Furniture and Equipment - $16,822,000.

(B) Represents the capitalization of franchise fees ($129,000) for the three Hampton Inn hotels and costs associated with the Acquisition Loan ($365,000).

(C) Represents the payment on the Line of Credit from the proceeds of the Offering ($3,868,000).

(D) Represents the value assigned to the Common Partnership Units issued to the sellers of the Summerfield Acquisition Hotels ($29,069,000) as adjusted to reflect dilution to the minority interest as a result of the Offering ($2,049,000).

(E) Reflects the par value of Common Shares expected to be sold in the Offering.

(F) Net increase reflects the gross proceeds from the Offering ($122,719,000) less the estimated underwriting and other expenses of the Offering ($7,249,000), less the par value of the common shares issued ($85,000), plus the allocation of equity from minority interest ($2,049,000).

                                   JF LESSEE
                   PRO FORMA COMBINED STATEMENTS OF INCOME
           for the year ended December 31, 1996 and the three months
                              ended March 31, 1997
                       (Unaudited, amounts in thousands)

The following unaudited pro forma combined statements of income of JF Hotel, Inc. and its sister corporations, which have identical ownership and are under common control with JF Hotel, Inc. (the "JF Lessee") are presented as if the Current Hotels had been leased from the Partnership pursuant to the Percentage Leases from the beginning of the periods presented. Such pro forma information is based in part upon the historical combined statements of income of the JF Lessee and the Hotels and should be read in conjunction with the financial statements contained herein, in the Company's Annual Report on Form 10-K or in the Company's quarterly report on Form 10-Q. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

The following unaudited pro forma combined statements of income for the periods presented are not necessarily indicative of what actual results of operations of the Lessee would have been assuming such transactions had been completed as of the beginning of the periods presented, nor does it purport to represent the results of operations for future periods.

                          YEAR ENDED DECEMBER 31, 1996

                                                                CURRENT HOTELS
                                              --------------------------------------------------------
                                                            PRIOR TO         PRO FORMA
                                              HISTORICAL  ACQUISITION (A)   ADJUSTMENTS     PRO FORMA
                                              ----------  ---------------   ------------    ----------
Gross operating revenue:
  Room revenue                                  $ 58,501         $ 44,176   $      7        $ 102,684
  Food and beverage                                  687                8                         695
  Telephone                                        2,231            1,689                       3,920
  Interest                                                            134       (134) (B)
  Other                                            1,304              894         (5)           2,193
                                                --------         --------      -----        ---------
   Total gross operating revenue                  62,723           46,901       (132)         109,492
                                                --------         --------      -----        ---------
Departmental Expenses:
  Rooms                                           12,404            8,657        (10)          21,051
  Food and beverage                                  583                                          583
  Telephone                                          850              444                       1,294
  Other                                              470              430                         900
                                                --------         --------      -----        ---------
   Total departmental expenses                    14,307            9,531        (10)          23,828
                                                --------         --------      -----        ---------
   Gross profit                                   48,416           37,370       (122)          85,664
                                                --------         --------      -----        ---------
Unallocated Operating Expenses:
  General and administrative                       3,943            4,487                       8,430
  Leases                                                              383       (383) (C)
  Franchise fees                                   4,492            1,392      2,048  (D)       7,932
  Advertising and promotions                       2,305            1,966       (942) (E)       3,329
  Marketing                                                           142                         142
  Utilities                                        3,235            1,875                       5,110
  Repairs and maintenance                          3,073            2,115                       5,188
  Base management fees                               540            2,688     (1,934) (D)       1,294
  Incentive management fees                                                      499  (D)         499
                                                --------         --------      -----        ---------
   Unallocated operating expenses                 17,588           15,048       (712)          31,924
                                                --------         --------      -----        ---------
Other Expenses:
  Real estate taxes and insurance                                   4,028     (4,028) (F)
  Insurance                                          379               17        190  (G)         586
  Depreciation and amortization                                       109       (109) (F)
  Interest                                                            333       (333) (F)
                                                --------         --------      -----        ---------
    Total other expenses                             379            4,487     (4,280)             586
                                                --------         --------      -----        ---------
    Net operating profit                          30,449           17,835      4,870           53,154

Lessee overhead                                   (2,273)                                      (2,273)
Percentage lease payments                        (27,466)                    (23,601) (H)     (51,067)
                                                --------         --------    -------        ---------
Net income (loss)                               $    710         $ 17,835   $(18,731)       $    (186)
                                                ========         ========   ========        =========



See Notes to pro forma combined statements of income.

                       THREE MONTHS ENDED MARCH 31, 1997

                                                                      CURRENT HOTELS
                                                ----------------------------------------------------------------
                                                                PRIOR TO            PRO FORMA
                                                HISTORICAL    ACQUISITION (A)    ADJUSTMENTS (B)      PRO FORMA
                                                ----------    ---------------    ---------------      ----------
Gross operating revenue:
  Room revenue                                    $ 25,533          $ 1,875                           $ 27,408
  Food and beverage                                    169                                                 169
  Telephone                                            964               59                              1,023
  Interest
  Other                                                534               43                                577
                                                  --------          -------        --------           --------
   Total gross operating revenue                    27,200            1,977                             29,177
                                                  --------          -------        --------           --------
Departmental Expenses:
  Rooms                                              4,867              362                              5,229
  Food and beverage                                    142                                                 142
  Telephone                                            344               18                                362
  Other                                                232               22                                254
                                                  --------          -------        --------           --------
   Total departmental expenses                       5,585              402                              5,987
                                                  --------          -------        --------           --------
   Gross profit                                     21,615            1,575                             23,190
                                                  --------          -------        --------           --------
Unallocated Operating Expenses:
  General and administrative                         1,947              196                              2,143
  Franchise fees                                     1,993              107        $     43  (D)         2,143
  Advertising and promotions                           884               53             (14) (E)           923
  Utilities                                          1,328               93                              1,421
  Repairs and maintenance                            1,220              101                              1,321
  Base management fees                                 539              101             (21) (D)           619
  Incentive management fees
                                                  --------          -------        --------           --------
   Unallocated operating expenses                    7,911              651               8              8,570
                                                  --------          -------        --------           --------
Other Expenses:
  Real estate taxes and insurance                                       170            (170) (F)
  Insurance                                            205                               22  (G)           227
                                                  --------          -------        --------           --------
    Total other expenses                               205              170            (148)               227
                                                  --------          -------        --------           --------
    Net operating profit                            13,499              754             140             14,393

Lessee overhead                                       (623)                                               (623)
Percentage lease payments                          (12,380)                            (748) (H)       (13,128)
                                                  --------          -------        --------           --------
Net income                                        $    496          $   754        $   (608)          $    642
                                                  ========          =======        ========           ========

See Notes to pro forma combined statements of income.

                                   JF LESSEE
               NOTES TO PRO FORMA COMBINED STATEMENTS OF INCOME

(A) Represents the results of operations of the Current Hotels prior to acquisition by the Company.

(B) Represents the elimination of interest income earned by the prior owners of the Hotels.

(C) Represents the elimination of expenses related to operating leases which were terminated when the Company purchased the hotels.

(D) Represents the adjustment of franchise and management fees to reflect the terms of the Marriott Management Agreements, the elimination of certain management fees related to agreements which were terminated upon acquisition by the Company and the reclassification of certain expenses from Advertising and Promotions to Franchise Fees.

(E) Represents the reclassification of certain expenses to Franchise Fees.

(F) Represents the elimination of expenses that will be paid by the Company or will not be incurred as a result of the Company's ownership of the Hotels.

(G) Represent the estimated insurance cost for periods prior to acquisition.

(H) Represents Percentage Lease payments calculated on a pro forma basis by applying the Rent provisions in the Percentage Leases to the historical room revenue of the Hotels as if the beginning of the period presented was the beginning of the lease year. For certain Hotels that had no substantive operations for the periods presented, the Percentage Lease payment is assumed to be equal to the Base Rent provided for in the Percentage Lease agreement.

                               SUMMERFIELD LESSEE
                         PRO FORMA STATEMENTS OF INCOME
    for the fiscal year ended January 3, 1997 and the three 4-week periods ended March 28, 1997
                                 (Unaudited)

The following unaudited pro forma statements of income of Summerfield Lessee are presented as if the Summerfield Acquisition Hotels had been leased from the Partnership pursuant to the Percentage Leases from the beginning of the period presented. Such pro forma information is based in part upon the historical statements of income of the Summerfield Acquisition Hotels and should be read in conjunction with the financial statements contained herein. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

The following unaudited pro forma statements of income for the periods presented are not necessarily indicative of what actual results of operations of the Summerfield Lessee would have been assuming such transactions had been completed as of the beginning of the periods presented, nor does it purport to represent the results of operations for future periods.

                       FISCAL YEAR ENDED JANUARY 3, 1997


                                                                      PRO FORMA
                                                  HISTORICAL (A)     ADJUSTMENTS        PRO FORMA
                                                  --------------     -----------       -----------
Gross operating revenue:
 Room                                               $ 20,241,500                       $20,241,500
 Telephone                                               829,403                           829,403
 Other                                                 1,299,526                         1,299,526
                                                    ------------     -----------       -----------
    Gross operating revenue                           22,370,429                        22,370,429
                                                    ------------     -----------       -----------
Operating expenses:
 Room                                                  4,712,594                         4,712,594
 General and administrative                            2,288,883                         2,288,883
 Advertising and promotions                            1,273,701                         1,273,701
 Utilities                                               780,210                           780,210
 Repairs and maintenance                                 899,378                           899,378
 Management fees                                       1,825,985        (931,168) (B)      894,817
 Franchise fees                                                          813,242  (B)      813,242
                                                    ------------     -----------       -----------
    Total operating expenses                          11,780,751        (117,926)       11,662,825
                                                    ------------     -----------       -----------
Other expenses:
 Real estate and personal property taxes and
  property insurance                                     767,135      $ (559,111) (C)      208,024
 Depreciation and amortization                         4,964,980      (4,964,980) (D)
 Interest expense                                      3,282,298      (3,282,298) (D)
 Loss on disposition of property and equipment           116,383        (116,383) (D)
 Other expenses                                          854,456                           854,456
                                                    ------------     -----------       -----------
    Total other expenses                               9,985,252      (8,922,772)        1,062,480
                                                    ------------     -----------       -----------

 Percentage Lease payments                                           (13,608,000) (E)  (13,608,000)
                                                    ------------     -----------       -----------

 Net income (loss)                                  $    604,426     $(4,567,302)      $(3,962,876)
                                                    ============     ===========       ===========




See notes to pro forma statements of income.

                   THREE 4-WEEK PERIODS ENDED MARCH 28, 1997

                                                                         PRO FORMA
                                                        HISTORICAL (A)   ADJUSTMENTS      PRO FORMA
                                                        --------------   -----------     ------------
Gross operating revenue:
 Room                                                     $ 6,911,036                    $ 6,911,036
 Telephone                                                    222,000                        222,000
 Other                                                        375,516                        375,516
                                                          -----------   ----------       -----------
    Gross operating revenue                                 7,508,552                      7,508,552
                                                          -----------   ----------       -----------
Operating expenses:
 Room                                                       1,381,913                      1,381,913
 General and administrative                                   693,846                        693,846
 Advertising and promotions                                   375,639                        375,639
 Utilities                                                    230,330                        230,330
 Repairs and maintenance                                      255,993                        255,993
 Management fees                                              588,859     (288,517)(B)       300,342
 Franchise fees                                                            283,602(B)        283,602
                                                          -----------   ----------       -----------
    Total operating expenses                                3,526,580       (4,915)        3,521,665
                                                          -----------   ----------       -----------
Other expenses:
 Real estate and personal property taxes and
  property insurance                                          290,875     (208,758)(C)        82,117
 Depreciation and amortization                              1,157,418   (1,157,418)(D)
 Interest expense                                           1,044,765   (1,044,765)(D)
 Other expenses                                               236,711                        236,711
                                                          -----------   ----------       -----------
    Total other expenses                                    2,729,769   (2,410,941)          318,828
                                                          -----------   ----------       -----------

Percentage Lease payments                                               (3,402,000)(E)    (3,402,000)
                                                          -----------   ----------       -----------

 Net income                                               $ 1,252,203   $ (986,144)      $   266,059
                                                          ===========   ==========       ===========








See notes to pro forma statements of income.

                               SUMMERFIELD LESSEE
                    NOTES TO PRO FORMA STATEMENTS OF INCOME

(A) Represents the historical results of operations of the Summerfield Acquisition Hotels.

(B) Represents adjustment of management fees and franchise fees to reflect the terms of the management and franchise agreements entered into with an affiliate subsequent to the purchase of the Summerfield Acquisition Hotels by the Company.

(C) Represents the elimination of real estate taxes that will be paid by the Company.

(D) Represents the elimination of expenses that will not be incurred as a result of the Company's ownership of the Summerfield Acquisition Hotels.

(E) For the Summerfield Acquisitions Hotels, the Percentage Lease payment is assumed to be equal to the Base Rent provided for in the Percentage Lease agreement.

                         SUMMERFIELD ACQUISITION HOTELS

                         COMBINED FINANCIAL STATEMENTS

                  FOR THE FISCAL YEAR ENDED JANUARY 3, 1997

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Innkeepers USA Trust


We have audited the accompanying combined balance sheet for certain hotel properties (the "Summerfield Acquisition Hotels") described in Note 1 to the financial statements as of January 3, 1997 and the related combined statements of operations, partners' equity and cash flows for the fiscal year then ended. These financial statements are the responsibility of the management of the Summerfield Acquisition Hotels. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Summerfield Acquisition Hotels as of January 3, 1997 and the results of their operations and their cash flows for the fiscal year then ended in conformity with generally accepted accounting principles.


                                                       COOPERS & LYBRAND L.L.P.




West Palm Beach, Florida
July 3, 1997

SUMMERFIELD ACQUISITION HOTELS
COMBINED BALANCE SHEETS



                                                                             JANUARY 3,    MARCH 28,
                                  ASSETS                                        1997          1997
                                                                                          (UNAUDITED)
Investment in hotel properties:
  Land                                                                       $ 9,143,102   $ 9,143,102
  Buildings                                                                   49,876,053    51,175,271
  Furniture, fixtures and equipment                                           18,643,700    19,202,792
                                                                            ------------  ------------
                                                                              77,662,855    79,521,165
  Accumulated depreciation                                                    (6,840,282)   (7,880,035)
                                                                            ------------  ------------
  Net investment in hotel properties                                          70,822,573    71,641,130

Cash and cash equivalents                                                      4,372,131     6,057,392
Replacement reserve fund                                                         501,823     1,033,067
Accounts receivable                                                              910,126     1,345,031
Inventory                                                                         14,554        15,935
Due from partners                                                                170,571       210,208
Deferred costs, net                                                            1,193,672     1,158,834
Prepaids and other                                                               693,319       457,360
Investment in Summerfield Safety Company                                         305,077       325,275
                                                                            ------------  ------------
                                                                            $ 78,983,846  $ 82,244,232
                                                                            ============  ============

                                  LIABILITIES AND PARTNERS' EQUITY

Notes payable                                                               $ 59,108,586  $ 61,619,737
Notes payable to affiliates                                                      558,538       266,111
Accounts payable                                                               1,066,947       346,013
Accrued expenses                                                               2,285,544     2,529,420
Obligation under capital lease                                                   240,648       227,678
Other liabilities                                                                 12,783       291,192
                                                                            ------------  ------------
         Total liabilities                                                    63,273,046    65,280,151

Partners' equity                                                              15,710,800    16,964,081
                                                                            ------------  ------------
         Total liabilities and partners' equity                             $ 78,983,846  $ 82,244,232
                                                                            ============  ============



The accompanying notes are an integral part of these financial statements.

SUMMERFIELD ACQUISITION HOTELS
COMBINED STATEMENTS OF OPERATIONS
for the fiscal year ended January 3, 1997 and the three 4-week periods ended March 22, 1996 and March 28, 1997


                                                                      JANUARY 3,     MARCH 22,    MARCH 28,
                                                                        1997          1996         1997
                                                                                   (UNAUDITED)   (UNAUDITED)

Gross operating revenue:
 Room                                                                $ 20,241,500  $ 2,763,404  $ 6,911,036
 Telephone                                                                829,403      144,191      222,000
 Other                                                                  1,299,526      165,794      375,516
                                                                     ------------  -----------  -----------
    Gross operating revenue                                            22,370,429    3,073,389    7,508,552
                                                                     ------------  -----------  -----------
Operating expenses:
 Room                                                                   4,712,594      681,682    1,381,913
 General and administrative                                             2,288,883      393,572      693,846
 Advertising and promotions                                             1,273,701      220,080      375,639
 Utilities                                                                780,210      132,572      230,330
 Repairs and maintenance                                                  899,378      146,407      255,993
 Management fees                                                        1,825,985      235,436      588,859
                                                                     ------------  -----------  -----------
    Total operating expenses                                           11,780,751    1,809,749    3,526,580
                                                                     ------------  -----------  -----------
Other expenses:
 Real estate and personal property taxes and
  property insurance                                                      767,135      120,633      290,875
 Depreciation and amortization                                          4,964,980      680,840    1,157,418
 Interest expense                                                       3,282,298      445,101    1,044,765
 Loss on disposition of furniture, fixtures and equipment                 116,383       18,591
 Other expenses                                                           854,456      123,337      235,633
                                                                     ------------  -----------  -----------
    Total other expenses                                                9,985,252    1,388,502    2,728,691
                                                                     ------------  -----------  -----------
Net income (loss)                                                    $    604,426  $  (124,862) $ 1,253,281
                                                                     ============  ===========  ===========



The accompanying notes are an integral part of these financial statements.

SUMMERFIELD ACQUISITION HOTELS
COMBINED STATEMENTS OF CHANGES IN PARTNERS' EQUITY for the fiscal year ended January 3, 1997 and the three 4-week period ended March 28, 1997


Balance at December 29, 1995                $17,200,541


 Capital contributions                        4,295,410

 Distributions                               (6,389,577)

 Net income                                     604,426
                                            -----------
Balance at January 3, 1997                   15,710,800

 Net income (unaudited)                       1,253,281
                                            -----------
Balance at March 28, 1997(unaudited)        $16,964,081
                                            ===========


The accompanying notes are an integral part of these financial statements.

SUMMERFIELD ACQUISITION HOTELS
COMBINED STATEMENTS OF CASH FLOWS
for the fiscal year ended January 3, 1997 and the three 4-week periods ended March 22, 1996 and March 28, 1997


                                                             JANUARY 3,    MARCH 22,    MARCH 28,
                                                               1997         1996          1997
                                                                         (UNAUDITED)   (UNAUDITED)
Cash flows from operating activities:
 Net income (loss)                                           $ 604,426    $ (124,862)  $ 1,253,281
 Adjustments to reconcile net income
  to net cash provided by operating
  activities:
    Depreciation and amortization                            4,964,980       680,840     1,157,418
    Loss on sale of equipment                                  116,383        18,591
    Changes in operating assets and liabilities:
      Accounts receivable                                     (562,720)     (215,455)     (434,905)
      Inventory                                                 (9,489)       (2,804)       (1,381)
      Prepaid expenses and other assets                       (467,463)       17,484       235,959
      Accounts payable                                        (133,542)      832,904      (720,934)
      Accrued expenses                                        (829,142)     (305,659)      243,876
      Other liabilities                                          9,906       181,900       278,409
                                                           -----------    ----------   -----------
        Net cash provided by operating activities            3,693,339     1,082,939     2,011,723
                                                           -----------    ----------   -----------
Cash flows from investing activities:
 Net deposits into replacement reserves                       (291,835)      (10,434)     (531,244)
 Advances to affiliates                                       (170,571)                    (39,637)
 Payments for start-up costs                                  (751,070)     (311,149)      (82,827)
 Advances from (repayments to) affiliates                      233,270        45,671      (292,427)
 Investments in hotel properties                           (24,651,435)   (8,634,509)   (1,858,310)
 Investment in Summerfield Safety Company                     (196,827)      (40,220)      (20,198)
                                                           -----------    ----------   -----------
        Net cash used in investing activities              (25,828,468)   (8,950,641)   (2,824,643)
                                                           -----------    ----------   -----------
Cash flows from financing activities:
 Proceeds from issuance of notes payable                    26,079,221     8,173,737     2,865,020
 Payments on long-term notes payable                        (1,797,249)      (19,149)     (353,869)
 Repayment of capital lease obligations                        (48,115)      (11,033)      (12,970)
 Payment of loan fees and closing costs                       (228,444)      (15,001)
 Contributions from partners                                 4,295,410
 Distributions to partners                                  (6,389,577)      (49,999)
                                                           -----------    ----------   -----------
        Net cash provided by financing activities           21,911,246     8,078,555     2,498,181
                                                           -----------    ----------   -----------

Net decrease in cash and cash equivalents                     (223,883)      210,853     1,685,261

Cash and cash equivalents at beginning of period             4,596,014     4,596,014     4,372,131
                                                           -----------    ----------   -----------
Cash and cash equivalents at end of period                 $ 4,372,131    $4,806,867   $ 6,057,392
                                                           ===========    ==========   ===========

Cash paid during the period for interest, net              $ 3,828,207

Capital lease obligations incurred                         $   104,149    $  104,149



The accompanying notes are an integral part of these financial statements.

SUMMERFIELD ACQUISITION HOTELS
NOTES TO COMBINED FINANCIAL STATEMENTS


1.  ORGANIZATION

    The Summerfield Acquisition Hotels (the "Company") consists of the following hotels (the "Hotels"):

                                                                                                            NUMBER OF      DATE
        OWNING PARTNERSHIP                             HOTEL BRAND                  HOTEL LOCATION          OF ROOMS      OPENED
West Hollywood Summerfield Associates, L.P.        Summerfield Suites         West Hollywood, California      109      June 1993
Addison Summerfield Associates, L.P.               Summerfield Suites         Addison, Texas                  132      February 1996
Belmont Summerfield Associates, L.P.               Summerfield Suites         Redwood, California             132      November 1995
El Segundo Summerfield Associates, L.P.            Summerfield Suites         El Segundo, California          122      March 1995
Las Colinas Summerfield Associates, L.P            Summerfield Suites         Las Colinas, Texas              148      February 1996
Mount Laurel Summerfield Associates, L.P.          Summerfield Suites         Mount Laurel, New Jersey        116      August 1996
Atlanta Cumberland Sierra Associates, L.P.         Sierra Suites              Atlanta, Georgia                 89      July 1996
Phoenix Camelback Sierra Associates, L.P.          Sierra Suites              Phoenix, Arizona                113      January 1997
Tinton Falls Hotel Associates, L.P.                Sunrise Suites             Tinton Falls, New Jersey         96      October 1993



    The hotels are designed for extended stay guests and provide limited services.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF COMBINATION

    The accompanying financial statements include the accounts of the aforementioned limited partnerships. The limited partnerships are under common control and substantially all of the partnership assets were sold to subsidiary partnerships of Innkeepers USA Limited Partnership as of June 20, 1997.

    INTERIM PERIODS
    The accompanying unaudited interim combined financial statements as of March 22, 1996 and March 28, 1997 have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. These financial statements reflect, in the opinion of management, all adjustments necessary for a fair presentation of the interim combined financial statements. All such adjustments are of a normal and recurring nature.

SUMMERFIELD ACQUISITION HOTELS
NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

    INVESTMENT IN HOTEL PROPERTIES

    Hotel properties are recorded at cost and are depreciated using both straight-line and accelerated methods over the estimated useful lives of the assets of 39 years for buildings and improvements and 5-15 years for furniture, fixtures and equipment. Major renewals, betterments and improvements are capitalized. For hotels developed by the Company, property and equipment includes interest costs and property taxes incurred during the construction period, as well as closing and certain other costs directly related to the development and construction of the hotels. At each reporting period, the Company reviews the carrying value of each hotel property to determine if facts and circumstances exist which would suggest that the investment in the hotel property may be impaired or that the depreciation period should be modified.

    The Company does not believe that there are any current facts or circumstances indicating impairment of any of its investments in hotel properties at January 3, 1997.

    Expenditures for maintenance and repairs are charged against operations as incurred. Upon disposition, both the asset and accumulated depreciation accounts are relieved and the related gain or loss is credited or charged to the income statement.

    FISCAL YEAR

    The Company's fiscal year-end is the Friday closest to December 31. The Company's fiscal year ended January 3, 1997.

    CASH AND CASH EQUIVALENTS

    All highly liquid debt investments with a maturity of three months or less when purchased are considered to be cash equivalents.

    REPLACEMENT RESERVE FUND

    Replacement reserve funds, consisting of interest-bearing money market accounts, are maintained by the Company for the primary purpose of funding the replacement of, and additions to, furniture, fixtures, equipment, and other capital assets. An amount ranging from 1% to 5% of the gross revenues of the Hotels, as defined, is required to be deposited into the replacement reserve fund on a monthly basis.

SUMMERFIELD ACQUISITION HOTELS
NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

    DEFERRED COSTS

    Deferred costs consist of organization costs, loan fees, closing, and other costs. Organization costs are amortized using the straight-line method over a five-year period. Loan fees, closing, and other costs incurred in obtaining permanent mortgage financing are being amortized over the life of the related indebtedness.

    Substantially all operating costs incurred prior to the opening of the hotels developed by the Company are deferred and amortized over a 12-month period commencing with the opening of the hotel. Such costs include salaries, training costs, pre-marketing expenses, and other direct costs.

    REVENUE RECOGNITION

    Revenue is recognized as earned. Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable which is estimated to be uncollectible. Such losses have been within management's expectations.

    ADVERTISING COSTS

    Advertising costs are expensed as incurred.

    PROVISION FOR INCOME TAXES

    The Company (which is comprised of nine individual partnerships) is not a tax paying entity for income tax purposes, and thus, no income tax expense has been recorded in the financial statements. Income from the Company is taxed to the partners in their individual returns.

    CONCENTRATION OF CREDIT RISK

    The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

SUMMERFIELD ACQUISITION HOTELS
NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED


3.  INVESTMENT IN SUMMERFIELD SAFETY COMPANY

    The Company is a general partner in Summerfield Safety Company (SSC). SSC was formed as a means to provide a form of self-funded workers' compensation program for its partners, all of which are direct or indirect affiliates of Summerfield Hotel Corporation (SHC). SSC provides a risk-sharing arrangement for its partners as it is responsible for paying all workers' compensation claims and related expenses for its partners.
    SSC maintains excess loss coverage for losses in excess of $250,000 per occurrence and $850,000 in aggregate. The Company records its pro rata share of the losses incurred by SSC at the end of each four-week accounting period based upon its proportionate share of SSC's total capital at the beginning of the measurement period. Such losses are in substance expenses related to the management of the Company's workers' compensation risks and, accordingly, are included in operating expenses in the accompanying statement of operations. The Company makes capital contributions to SSC on a formula basis which is based upon the payments that the Company would be required to make if it were to be a participant in the local state workers' compensation pool.

    The principal assets of SSC at January 3, 1997 were cash and cash equivalents.

4.  NOTES PAYABLE

    The Company has entered into various loan agreements with lending institutions. These loan agreements generally have variable interest rates. The intended rates in effect at January 3, 1997 are summarized in the table below:

 INTEREST RATE RANGE          LOAN BALANCES

    6% - 6.99%                $ 22,072,257
    7% - 7.99%                  31,202,734
    8% - 8.99%                   2,735,367
    9% - 9.99%                   3,098,228
                              ------------
                              $ 59,108,586
                              ============

SUMMERFIELD ACQUISITION HOTELS
NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED


4.  NOTES PAYABLE, CONTINUED

    Certain of the loan agreements require principal and interest payments on a monthly basis until maturity; others require monthly interest only payments with the entire principal balance to be paid upon maturity. Substantially all of the assets of the Company are pledged as collateral on the notes payable, and portions of the notes payable are guaranteed by certain partners (see Note 6). Principal maturities for the next five years and thereafter, based on the mortgage payable balance and interest rate at January 3, 1997, are as follows:

      1997                $  1,963,245
      1998                   6,106,327
      1999                   3,222,464
      2000                   3,444,096
      2001                   3,697,906
      Thereafter            40,674,548
                          ------------
                          $ 59,108,586
                          ============

    For the Fiscal year ended January 3, 1997, the Company capitalized interest of $433,237.

5.  ACCRUED EXPENSES

    In connection with the acquisition of one of the Hotels, the Partnership assumed certain liabilities, payable to the City of West Hollywood. Principal maturities for the next five years and thereafter related to such liabilities at January 3, 1997, are as follows:

      1997         $  25,980
      1998            27,663
      1999            29,454
      2000            31,363
      2001            33,393
Thereafter           291,191
                   ---------
                   $ 439,044
                   =========

6.  RELATED-PARTY TRANSACTIONS

    The Company has material transactions with related parties. Such transactions include (a) management, marketing, accounting, development, and construction fees paid, or to be paid, to Summerfield Suites Management Company, L.P. ("SSMC"), Summerfield Suites Construction Company, L.C. ("SSCC"), and Summerfield Suites Development Company, L.P. ("SSDC"); (b) pass-through of insurance costs through its investment in Summerfield Safety Company ("SSC") (Note 3); (c) guaranty fees to certain partners; and
    (d) funds borrowed or advanced to certain affiliates.

SUMMERFIELD ACQUISITION HOTELS
NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED


6.  RELATED-PARTY TRANSACTIONS, CONTINUED

    MANAGEMENT AGREEMENT

    The Company has entered into management agreements with SSMC to manage and operate the Hotels. As manager and operator, SSMC receives a base management fee equal to 4% - 5% of gross revenues of the Hotels. In addition, for certain of the Hotels, SSMC may receive incentive management fees ("IMFs") equal to the lesser of 7.5% to 15% of the net operating profit of the Hotel, as defined, or net operating profit after debt service, amounts paid into the replacement fund, the Partners' preferred returns, and lease or rental payments made on any equipment leases relating to the Hotel. SSMC's right to receive such fees shall be cumulative; however, the payment of such amounts is subject to deferral and is dependent upon a net distributable cash calculation as defined in the management agreement.

    The IMFs are recorded as an expense no later than in the period prior to which such amounts are expected to be paid as the payment of the IMFs is contingent upon the Hotel attaining certain cash flow objectives or at the time the Hotel is sold or refinanced. The payment of the IMFs is to be made only after net available cash has been distributed to repay other priority payments stipulated in the management agreement. At January 3, 1997, there were no unaccrued IMFs.

    At January 3, 1997, there were $663,826 in accrued management fees, which are included in accrued expenses in the accompanying balance sheet.

    For certain of the Hotels, payments under the management agreement are subordinate in nature to the Company's obligations under certain notes payable.

    ACCOUNTING FEES

    Under the management agreements with SSMC, the Company is required to pay SSMC certain accounting fees. The accounting fees are included in general and administrative expenses in the accompanying statement of operations.

    MARKETING FEES

    The Company pays a fee equal to 2 1/2% of the gross room revenues of the Hotels to the Summerfield Suites Marketing Association ("SSMA"), a system marketing fund which is administered by SSMC. SSMA provides general advertising and marketing services for all Summerfield Suites hotels.

SUMMERFIELD ACQUISITION HOTELS
NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED


6.   RELATED-PARTY TRANSACTIONS, CONTINUED

    The following represents certain related-party expenses incurred during the fiscal year ended January 3, 1997:

                                      JANUARY 3,     RELATED
                                         1997         PARTY

Management fees                       $ 901,330       SSMC
Incentive management fees               924,655       SSMC
Accounting fees                         338,511       SSMC
Marketing fees                          418,303       SSMA
Insurance                               118,002        SSC

    DEVELOPMENT AGREEMENT

    SSDC was responsible for managing the construction of the Hotels and advising the owners of the Hotels. For the fiscal year ended January 3, 1997, SSDC earned development fees of $2,692,600.

    CONSTRUCTION FEES

    SSCC is responsible for engaging contractors and purchasing furniture, fixtures, and equipment. Such costs are charged to the Partnership at cost plus a 10% fee. For the fiscal year ended January 3, 1997, SSCC earned fees of $233,394. All construction costs charged to the Company, including the construction and development fees, have been capitalized in the investment in hotel properties in the accompanying balance sheet.

    GUARANTY FEEs

    For certain of the notes payable, for which a Class A limited partner has guaranteed a portion of the notes, the partner receives a guaranty fee equal to 3% of the guaranteed portion of the note in excess of certain amounts. For the fiscal year ended January 3, 1997, the Company incurred guaranty fees of $325,228 which are included in depreciation and amortization in the accompanying statement of operations.

    DUE FROM PARTNER

    During the fiscal year ended January 3, 1997, the Company paid required foreign tax withholdings of $170,511 for the Partner that is a foreign resident. Interest was earned by the Company at a rate of 5.0% and the advance had no stated maturity. The advance was repaid in April 1997.

SUMMERFIELD ACQUISITION HOTELS
NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED


6.  RELATED-PARTY TRANSACTIONS, CONTINUED

    NOTE RECEIVABLE FROM AFFILIATE

    On December 27, 1996, the Company entered into a $900,000 promissory note with Chicago Downtown Summerfield Associates, L.P. ("CDSA"). The promissory note requires monthly interest payments with principal due on December 31, 1997. Such promissory note replaced a similar $900,000 note receivable that matured on December 27, 1996. The Company has established a reserve for the entire principal balance of the promissory note. The note bears interest at a fixed rate of approximately 7.23%, and for the fiscal year ended January 3, 1997, the Company earned interest of $66,108 related to this note.

    NOTES PAYABLE TO AFFILIATES

    The Company has entered into promissory notes with SSMC and SSCC. Amounts outstanding under these notes bear interest at rates between 8.25% and 9.25%. Certain of the notes require monthly principal and interest payments. Scheduled principal maturities are as follows:

1997             $ 367,183
1998               104,631
1999                86,724
                 ---------
Total            $ 558,538
                 =========

    Interest expense related to these promissory notes was $29,598 for the fiscal year ended January 3, 1997.

    ADVANCES FROM AFFILIATES

    During fiscal 1996, in connection with the construction of one of the Hotels, SSDC made aggregate advances of $897,989 to purchase the land and to commence construction of the Hotel prior to the Company obtaining
    permanent  financing.   For the fiscal year ended January 3, 1997, the
    Company incurred interest related to such advances of $30,221, all of which was capitalized and included in investment in hotel properties in the accompanying balance sheet.

    During the fiscal year ended January 3, 1997, in connection with the construction phase of one of the Hotels, SSMC made aggregate advances of $337,500 which were repaid with construction draws on a note payable. For the fiscal year ended January 3, 1997, the Company incurred interest of $1,427, of which $295 was capitalized and included in investment in hotel properties in the accompany balance sheet.

SUMMERFIELD ACQUISITION HOTELS
NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED


7.  COMMITMENTS AND CONTINGENCIES

    The Company has entered into agreements to lease certain guest transportation and entertainment equipment. Such leases have been recorded as capital leases.

    The future minimum lease payments required under these leases, together with the present value of the net minimum lease payment, as of January 3, 1997 are as follows:


      YEAR                                         AMOUNT

      1997                                       $ 75,445
      1998                                         75,445
      1999                                         78,336
      2000                                         44,274
      2001                                          5,075
      Thereafter                                   16,492
                                                 --------
      Total remaining lease payments              295,067
      Less amount representing interest            54,420
                                                 --------
      Present value of net minimum
        lease payments                           $240,647
                                                 ========

8.  DISCLOSURES ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS

    The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value.

    CASH AND CASH EQUIVALENTS AND RESTRICTED CASH

    The carrying amount approximates fair value because of the short maturity of those instruments.

    NOTES PAYABLE

    The fair value of the Company's notes payable approximates the carrying amount and is estimated based on the current rates offered to the Company for similar debt instruments having the same remaining maturities.

                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           INNKEEPERS USA TRUST


July 18, 1997                              /s/ Mark A. Murphy
-------------                              ------------------
Date                                       Mark A. Murphy
                                           Secretary

                                EXHIBIT INDEX

         10.1    Form of Contribution Agreement between an Acquisition Partnership and a Summerfield Contributing
                 Partnership.

         10.2    Form of Percentage Lease for Summerfield Acquisition Hotels.

         10.3    Agreement on Franchise Related Matters between the Acquisition Partnerships, the Partnership and the
                 Summerfield Manager, dated as of June 20, 1997.

         10.4    Lease Master Agreement between the Acquisition Partnerships, the Partnership and the Summerfield
                 Lessee, dated as of June 20, 1997.

         10.5    Voting Agreement among Jeffrey H. Fisher, the Company, the Partnership, the Summerfield Contributing
                 Partnerships, and the beneficial holders of the Summerfield Units, dated as of June 20, 1997.

         10.6    Redemption and Registration Rights Agreement between the Registrant, the Partnership, the Summerfield
                 Contributing Partnerships and the beneficial holders of the Summerfield Units, dated as of June 20,
                 1997.

         23.1    Consent of Coopers & Lybrand L.L.P.